UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2023

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

                                                                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Progress Software Corporation (“PSC”) recently disclosed a zero-day vulnerability, which is a previously unknown flaw, in its MOVEit Transfer software (“MOVEit”) that could enable malicious actors to gain unauthorized access to sensitive files and information. MOVEit is a managed file transfer software developed and maintained by PSC and used by thousands of organizations. MOVEit is now the subject of a widely reported cybersecurity event impacting numerous organizations and governmental agencies.

Sound Community Bank (the “Bank”), a wholly owned subsidiary of Sound Financial Bancorp, Inc. (the “Company”), was notified by one of its third-party vendors (the “Vendor”) that the Vendor used MOVEit to transfer information related to the Bank’s approximately 16,000 mobile and online banking customers. The Bank, as well as many other financial institutions, uses the Vendor for certain regulatory compliance and operational support services, including account hosting and transaction processing.

Although the investigation regarding the potential breach of the Bank’s customer data is still ongoing, the Bank has been informed by the Vendor that the Vendor’s forensic investigation indicates that the Bank’s customer data was downloaded only one time in connection with a valid file transfer request by the Bank and, to date, there has been no indication that any personal data of the Bank’s customers has been compromised.

The Bank has notified law enforcement, as well as its primary banking regulators, and will continue to keep them informed. Further, the Bank is working diligently to notify all potentially affected customers as soon as reasonably possible. In the interim, the Bank’s customers who have questions are encouraged to contact the Bank’s Client Service Center at 1-800-458-5585 or their personal banker.

The Bank does not itself use the MOVEit file transfer system, and the Vendor has informed the Bank that the Vendor has rectified the vulnerability that allowed the incident to occur.  The Company does not currently believe the Vendor incident will have a material adverse effect on its business, operations, or financial results.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate," "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on our current beliefs, understandings and expectations regarding the Vendor incident and its impact on our business, operations and financial results. Factors that could cause actual results to differ materially from those expressed or implied include legal, reputational, and financial risks resulting from the Vendor incident, including the Company's potential discovery of additional information related to the Vendor incident, any potential regulatory inquiries and/or litigation to which the Company may become subject in connection with the Vendor incident, and costs that may be incurred by the Company in connection with the Vendor incident, as well as the risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission, and the Company's other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	July 14, 2023	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO